EXHIBIT 99.1
FOR IMMEDIATE RELEASE
PRESS RELEASE
WESTWOOD ONE TO RECEIVE EQUITY INVESTMENT
FROM THE GORES GROUP
New York, NY – February 25, 2008 – Westwood One, Inc. (NYSE: WON) announced today that it and funds managed by The Gores Group, LLC (“Gores”), a private equity firm headquartered in Los Angeles, California, have executed a purchase agreement pursuant to which Gores will make an equity investment of up to $100.0 million in Westwood One. The full investment is subject to the conditions contained in the purchase agreement, including the closing of the pending agreements between Westwood One and CBS Radio Inc. (“CBS Radio”) and approval by shareholders as described below.
“This investment is a key element of our strategic process to enhance shareholder value and an important component in satisfying the conditions to closing our proposed agreements with CBS Radio,” said Thomas Beusse, President and CEO of Westwood One. “The investment by The Gores Group in Westwood One represents a significant vote of confidence in the future of our business. Coupled with the new long-term arrangement with CBS Radio recently approved by our shareholders, this transaction enables us to position an independent Westwood One for future growth and success.”
“This investment brings with it Alec Gores’ and his team’s considerable operational resources and provides the Company with significant resources to once again focus on the production of quality original programming for our current and emerging media platforms,” said Norman J. Pattiz, Chairman of the Board of Westwood One.
Alec Gores, founder and CEO of the Gores Group, stated, “We are excited about the prospect of partnering with Norm, Tom and the rest of the Board to strengthen one of the great brands in media. Westwood One has a long history of providing high quality news, music, sports, entertainment, talk and traffic programming. We look forward to working with Tom and the team.” Scott Honour, Senior Managing Director of Gores added, “This investment represents a natural extension of our experience in assisting companies that are in the midst of operational transition and our history of partnering with existing shareholders to create value. Westwood One is a franchise asset but one that requires the type of intense operational focus with which we and the Board are in agreement to effect.”
Under the terms of the Purchase Agreement between the parties, Gores will purchase $12.5 million of Westwood One common stock at a price of $1.75 per share. This purchase is anticipated to close concurrent with the closing of the CBS agreements. At Westwood One’s option, Gores also will purchase: (i) up to an additional $12.5 million of common stock at $1.75 per share and (ii) between $50.0 and $75.0 million of 7.5% Series A Convertible Preferred Stock (“Convertible Preferred Stock”) with an initial conversion price of $3.00 per share and Warrants (issued in three tranches) to purchase up to 10 million shares of Westwood One common stock (“Warrants”), such Warrants to be exercisable at $5.00/share, $6.00/share and $7.00/share, respectively (collectively, the “Securities”). In addition, following 18 months from the date of issuance, Westwood One may cause the conversion of the Convertible Preferred Stock if the per share closing price of the Westwood One common stock equals or exceeds $4.00 for 60 trading days in any 90 day trading period or Westwood One sells $50.0 million or more of common stock to a third party at a price per share of at least $4.00. The Convertible Preferred Stock will be redeemable at Westwood One’s option after 57 months from the date of issuance. Any common stock issued to Gores in connection with the Securities will have registration rights.
Upon the closing of the Convertible Preferred Stock and Warrant investment, the Westwood One Board of Directors will increase to eleven members of which three will be elected by Gores. Also at the closing, Gores has the right to nominate an independent director within the meaning of NYSE listing standards.

More detailed terms of the Convertible Preferred Stock and Warrants will be set forth in a Form 8-K to be filed with the SEC, which will include the Purchase Agreement, Certificate of Designations, the Warrants and the Registration Rights Agreement as exhibits thereto.
As part of the Purchase Agreement, Westwood One has a 30-day “go shop” period during which it may solicit other equity investment offers. At the end of this 30-day period, Westwood One may not solicit, and except in limited circumstances, consider or entertain, any other equity investment offers. Additionally, to the extent that Gores owns at least 15% of the voting power of Westwood One, Gores would be subject to certain standstill restrictions. In the event Westwood One opts to have Gores purchase the Convertible Preferred Stock and Warrants, the issuance of such securities will require approval by Westwood One shareholders. It is anticipated that a special meeting of shareholders to seek such approval would be held in the second quarter of 2008. Details with respect to the proposed Gores investment will be set forth in a proxy statement to be filed with the SEC and distributed to Westwood One’s shareholders in connection with the special meeting. All shareholders are encouraged to carefully read in full the proxy statement and all related materials when they become available.
With regard to Westwood One’s agreements with CBS Radio, including the Master Agreement dated October 2, 2007, Westwood One’s Board of Directors plans to meet later this week to determine if all of the remaining conditions to the CBS Radio agreements have been satisfied. If so, it is anticipated that the CBS transaction would be completed on or before the February 29, 2008 date specified in the CBS agreements.
Moelis & Company and UBS Investment Bank served as financial advisors to the Strategic Review Committee of the Board of Directors of Westwood One and Skadden, Arps, Slate, Meagher & Flom LLP served as the committee’s legal advisor.
Proskauer Rose LLP served as The Gores Group’s legal advisor. Mosaic Capital, LLC served as financial advisor.
About Westwood One
Westwood One (NYSE: WON) is a platform-agnostic content company providing over 150 news, sports, music, talk, entertainment programs, features and live events to numerous media partners. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries and to the Web. This content includes news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Until the closing of Westwood One’s agreements with CBS Radio, including the Master Agreement dated October 2, 2007, Westwood One will continue to be managed by CBS Radio. For more information please visit www.westwoodone.com.
About The Gores Group, LLC
Founded in 1987, The Gores Group, LLC is a private equity firm focused on acquiring controlling interests in mature and growing businesses which can benefit from the firm’s operating experience and flexible capital base. The firm combines the operational expertise and detailed due diligence strength of a strategic buyer with the M&A capabilities of a traditional financial buyer. The Gores Group has become a leading private equity investor having demonstrated over time a reliable track record of creating substantial value in its portfolio companies alongside management. The Gores Group is currently investing from its $1.3 billion committed private equity fund. Headquartered in Los Angeles, California, The Gores Group also maintains offices in Boulder, Colorado and London. For more information, please visit www.gores.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Westwood One to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in Westwood One’s reports filed with the SEC, including Westwood One’s annual report on Form 10-K for the year ending December 31, 2006. Except as otherwise stated in this news announcement, Westwood One does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
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Westwood One Contact
Gary J. Yusko
212-373-5311
The Gores Group Contact
Jim Bates
Sitrick & Co.
310-788-2850